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                                                                    Exhibit 23.3



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration Statement of Enersis S.A. on Form F-4 our report dated January 31, 2003, except for the Note 34 for which the date is June 16, 2003, appearing in the Annual Report on Form 20-F/A of Enersis for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte

DELOITTE

Santiago, Chile

February 18, 2004